Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2008 FIRST QUARTER RESULTS
     CHICAGO, April 24 - GATX Corporation (NYSE:GMT) today reported 2008 first quarter results. In the 2008 first quarter, income from continuing operations was $52.2 million or $1.03 per diluted share, compared with income from continuing operations of $37.0 million or $.65 per diluted share in the first quarter of 2007. The 2008 first quarter results include a $6.8 million or $.13 per diluted share benefit from the reversal of tax reserves.
     “The operating environment in the first quarter was consistent with our expectations,” said Brian A. Kenney, president and chief executive officer of GATX. “Economic weakness in North America continues to reduce demand for certain railcar types. Sectors we have previously highlighted, especially construction-related freight cars, continue to experience the most pressure. At GATX, utilization increased slightly to 98.1% during the first quarter, reflecting continued stable demand for general service tank cars, a cornerstone of the GATX fleet. Additionally, we extended lease terms in recent years, thereby dramatically reducing the number of cars scheduled for renewal in 2008. In the first quarter, absolute lease rates declined, although we continued to experience double digit increases on lease renewals, as expected.
     “In Specialty, the marine joint ventures continue to experience attractive charter rates and remarketing income was strong in the first quarter.
     “The 2008 sailing season is underway at American Steamship Company (ASC). We expect demand for Great Lakes shipping capacity to remain high this year, but operating expenses will prove challenging in 2008 as diesel fuel costs continue to escalate to record levels.
     “Regarding investment activity, new railcar prices are declining, but not yet to a level that warrants a sizeable speculative order. Railcar acquisition opportunities remain a focus at GATX and stock repurchase activity, which was robust in the first quarter with $76.5 million completed, may be influenced by eventual investment volume.”
     Mr. Kenney concluded, “We continue to expect 2008 full-year earnings to be in line with our previous guidance of $3.15 to $3.35 per diluted share, excluding the aforementioned $.13 per diluted share benefit from the reversal of tax reserves.”
RAIL
     Rail segment profit was $73.8 million in the first quarter of 2008, compared to $67.2 million in the first quarter of 2007. Segment profit increased year over year primarily due to renewal rate increases in prior quarters, increased income from remarketing and scrapping, and higher earnings from European operations. These factors were partially offset by a continued increase in maintenance costs.
     At March 31, 2008, Rail’s North American fleet totaled approximately 111,000 cars and fleet utilization was 98.1%, equal to the prior year quarter and up from 97.9% at year end. The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 97.5%, up from 95.5% in the first quarter 2007 and 97.2% at year end.
     During the first quarter, lease renewal pricing on cars in GATX’s Lease Price Index (LPI) described on the following page increased 12% over expiring lease rates, compared to 19% in the first quarter 2007. Rail extended the average term on LPI renewals during the first quarter to 65 months, compared with 63 months in the first quarter of 2007. Total investment volume at Rail was $55 million, compared to $111 million in the first quarter 2007.
     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 80.5%, down from 80.7% in March 2007 and 81.0% at year end. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, increased 1.1% over the first quarter 2007, due to substantial increases in grain, farm products and metal ores, offset by lower demand for building products related to housing and lower auto industry demand. Chemical shipments increased 2.7% in the first quarter of 2008 versus 2007.
SPECIALTY
     Specialty reported segment profit of $30.0 million in the first quarter of 2008 compared with $24.6 million in the prior year period. Results were driven by higher remarketing income from the sale of assets and residual sharing income in the first quarter 2008.
     Vessel utilization in Specialty’s marine investments remained high in the first quarter 2008. Demand generally strengthened and charter rates increased, particularly in the gas tanker and dry bulk markets.
     The Specialty portfolio currently consists of approximately $521.5 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $361.2 million.

AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $.7 million in the first quarter 2008 compared to $.2 million in the first quarter 2007. ASC’s vessels are in winter lay-up from January to late March.
DISCONTINUED OPERATIONS
     In the third quarter of 2006, GATX signed an agreement to sell its aircraft leasing business and completed the sale in January 2007. As a result, the aircraft leasing segment is reported as discontinued operations.
LEASE PRICE INDEX (LPI)
     GATX has historically provided information regarding the percentage change in renewal lease rates (new rate versus expiring rate) on a basket of nine common car types. In the first quarter 2008, GATX modified its methodology by establishing the Lease Price Index (LPI). This index incorporates a broader cross-section of GATX’s railcar fleet and is more reflective of the overall composition of the fleet with respect to tank and freight categories. For reference, the lease renewal price increase in the first quarter 2008 under the prior basket calculation was materially higher than the 12% increase under the LPI. Historical LPI data on a comparable basis is available at www.gatx.com.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
     GATX Corporation will host a teleconference to discuss 2008 first quarter results. Teleconference details are as follows:
Thursday, April 24th
11:00 A.M. Eastern Time
Domestic Dial-In:       1-877-852-6543
International Dial-In:    1-719-325-4836
Replay: 1-888-203-1112 / Access Code: 6895204
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(04/24/08)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended
	March 31
	2008	2007
Gross Income
Lease income	$234.8	$217.9
Marine operating revenue	14.1	7.6
Interest income on loans	0.2	0.9
Asset remarketing income	20.9	10.0
Fees	1.7	0.7
Other income	17.5	14.3

Revenues	289.2	251.4
Share of affiliates’ earnings	21.9	23.5

Total Gross Income	311.1	274.9

Ownership Costs
Depreciation	48.2	42.2
Interest expense, net	35.5	29.9
Operating lease expense	38.0	39.1

Total Ownership Costs	121.7	111.2

Other Costs and Expenses
Maintenance expense	60.8	52.6
Marine operating expense	11.5	5.9
Selling, general and administrative	38.5	38.0
Asset impairment charges	—	1.5
Other	11.2	6.8

Total Other Costs and Expenses	122.0	104.8

Income from Continuing Operations before Income Taxes	67.4	58.9
Income Tax Provision	15.2	21.9

Income from Continuing Operations	52.2	37.0
Loss from Discontinued Operations, net of taxes	—	(2.1)

Net Income	$52.2	$34.9

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended
	March 31
	2008	2007
Per Share Data
Basic:
Income from continuing operations	$1.11	$0.71
Loss from discontinued operations	—	(0.04)

Total	$1.11	$0.67

Average number of common shares	46.8	52.2

Diluted:
Income from continuing operations	$1.03	$0.65
Loss from discontinued operations	—	(0.03)

Total	$1.03	$0.62

Average number of common shares and common share equivalents	51.6	59.1

Dividends declared per common share	$0.27	$0.24

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31	December 31

	2008	2007
Assets
Cash and Cash Equivalents	$124.8	$104.4
Restricted Cash	41.6	44.7

Receivables
Rent and other receivables	64.7	91.1
Finance leases	330.3	334.6
Loans	7.6	8.8
Less: allowance for possible losses	(11.1)	(11.0)

	391.5	423.5

Operating Lease Assets, Facilities and Other
Rail	4,958.2	4,908.5
Specialty	205.3	209.7
ASC	368.9	365.6
Less: allowance for depreciation	(1,993.1)	(1,974.4)

	3,539.3	3,509.4

Investments in Affiliated Companies	330.6	317.8
Goodwill	109.6	104.4
Other Assets	260.1	221.4

Total Assets	$4,797.5	$4,725.6

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$124.1	$119.6

Debt
Commercial paper and bank credit facilities	11.6	247.3
Recourse	2,405.1	2,039.9
Capital lease obligations	69.3	72.5

	2,486.0	2,359.7

Deferred Income Taxes	732.3	722.8
Other Liabilities	318.0	374.0

Total Liabilities	3,660.4	3,576.1
Shareholders’ Equity	1,137.1	1,149.5

Total Liabilities and Shareholders’ Equity	$4,797.5	$4,725.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$219.5	$14.2	$1.1	$—	$234.8
Marine operating revenue	—	—	14.1	—	14.1
Interest income on loans	—	0.2	—	—	0.2
Asset remarketing income	11.0	9.9	—	—	20.9
Fees	0.3	1.4	—	—	1.7
Other income	17.2	0.1	—	0.2	17.5

Revenues	248.0	25.8	15.2	0.2	289.2
Share of affiliates’ earnings	5.5	16.4	—	—	21.9

Total Gross Income	253.5	42.2	15.2	0.2	311.1

Ownership Costs
Depreciation	44.2	4.0	—	—	48.2
Interest expense, net	30.1	4.1	2.4	(1.1)	35.5
Operating lease expense	37.6	0.5	—	(0.1)	38.0

Total Ownership Costs	111.9	8.6	2.4	(1.2)	121.7

Other Costs and Expenses
Maintenance expense	60.2	—	0.6	—	60.8
Marine operating expense	—	—	11.5	—	11.5
Asset impairment charges	—	—	—	—	—
Other	7.6	3.6	—	—	11.2

Total Other Costs and Expenses	67.8	3.6	12.1	—	83.5

Segment Profit	$73.8	$30.0	$0.7	$1.4	105.9

Selling, general and administrative					38.5

Income from Continuing Operations before Income Taxes					67.4
Income Tax Provision					15.2
Income from Continuing Operations					$52.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$204.8	$12.0	$1.1	$—	$217.9
Marine operating revenue	—	—	7.6	—	7.6
Interest income on loans	—	0.9	—	—	0.9
Asset remarketing income	9.8	0.2	—	—	10.0
Fees	0.3	0.4	—	—	0.7
Other income	13.5	0.8	—	—	14.3

Revenues	228.4	14.3	8.7	—	251.4
Share of affiliates’ earnings	5.4	18.1	—	—	23.5

Total Gross Income	233.8	32.4	8.7	—	274.9

Ownership Costs
Depreciation	39.6	2.6	—	—	42.2
Interest expense, net	28.3	3.9	2.5	(4.8)	29.9
Operating lease expense	38.4	0.8	—	(0.1)	39.1

Total Ownership Costs	106.3	7.3	2.5	(4.9)	111.2

Other Costs and Expenses
Maintenance expense	52.3	—	0.3	—	52.6
Marine operating expense	—	—	5.9	—	5.9
Asset impairment charges	—	1.5	—	—	1.5
Other	8.0	(1.0)	(0.2)	—	6.8

Total Other Costs and Expenses	60.3	0.5	6.0	—	66.8

Segment Profit	$67.2	$24.6	$0.2	$4.9	96.9

Selling, general and administrative					38.0

Income from Continuing Operations before Income Taxes					58.9
Income Tax Provision					21.9

Income from Continuing Operations					$37.0

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	3/31/2008	12/31/2007	3/31/2007

Assets by Segment:
Rail	$4,911.5	$4,907.8	$4,562.4
Specialty	486.4	497.9	486.9
ASC	276.5	291.8	285.8
Other	128.3	114.9	73.9

Total Assets of Continuing Operations, Excluding Cash (a)	5,802.7	5,812.4	5,409.0
Discontinued Operations	—	—	3.8

Total Assets, Excluding Cash (a)	$5,802.7	$5,812.4	$5,412.8

Investment Volume from Continuing Operations	71.4	640.8	122.0

Non-performing Investments	20.0	20.1	21.2

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	(113.2)	142.9	(133.3)
Debt:
On Balance Sheet
Recourse	2,405.1	2,039.9	1,987.4
Nonrecourse	—	—	1.9

Off Balance Sheet
Recourse	845.2	906.0	917.5
Nonrecourse	326.4	329.9	341.1

Capital Lease Obligations	69.3	72.5	48.2

Total Borrowings, Net of Unrestricted Cash	$3,532.8	$3,491.2	$3,162.8
Total Recourse Debt (b)	3,206.4	3,161.3	2,819.8
Shareholders’ Equity	1,137.1	1,149.5	1,108.8

Recourse Leverage	2.8	2.7	2.5

Asset Remarketing Income from Continuing Operations	Full Year
Disposition Gains on Owned Assets	17.8	54.8	9.8
Residual Sharing Income	3.1	6.6	0.2

Total Asset Remarketing Income	20.9	61.4	10.0

North American Railcar Data
Fleet Utilization (End of period)	98.1%	97.9%	98.1%
	Full Year
Beginning of Period Fleet Size	112,445	110,478	110,478
Additions	725	6,019	1,153
Scrapped/Sold	(2,416)	(4,052)	(797)

Ending Fleet Size	110,754	112,445	110,834

(a)	Includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash